UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17100 Laguna Canyon Road, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

15345 Barranca Parkway, Irvine, California 92618

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Boot Barn Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 28, 2024 (the “Original Form 8-K”), as amended by Amendment No. 1 to the Original 8-K filed by the Company with the SEC on November 15, 2024 (the “Form 8-K Amendment”), the Company’s Board of Directors (the “Board”) appointed John Hazen as Interim Chief Executive Officer effective November 22, 2024. Mr. Hazen was appointed on an interim basis while the Board conducted an internal and external executive search before making a decision on the Company’s next Chief Executive Officer (the “Executive Search”).

Following the completion of the Executive Search, on May 1, 2025, the Board appointed Mr. Hazen as the Chief Executive Officer of the Company, effective as of May 5, 2025 (the “Effective Date”). The Board also increased the size of the Board from seven to eight directors and appointed Mr. Hazen to the Board, effective as of the Effective Date. Mr. Hazen’s biographical information (as required by Item 401(b) of Regulation S-K) and business experience (as required by Item 401(e) of Regulation S-K) is set forth on page 19 of the Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on July 18, 2024 and is incorporated herein by reference. There are no family relationships between Mr. Hazen and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Hazen that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Hazen and any other persons pursuant to which he was selected as the Company’s Chief Executive Officer.

On May 1, 2025, the Board also determined the compensation terms of Mr. Hazen’s employment as the Company’s Chief Executive Officer (the “CEO Compensation Terms”). It is the Board’s intention that the CEO Compensation Terms will be memorialized in an amendment and restatement of Mr. Hazen’s current employment agreement (the “CEO Employment Agreement”). The following provides a summary of the CEO Compensation Terms as approved by the Board. Such summary does not purport to be a complete description of the anticipated CEO Employment Agreement. The Company intends to file a copy of the CEO Employment Agreement as an exhibit to an amendment to this Current Report on Form 8-K or to a periodic report for the period in which such agreement is finalized and executed by the parties.

Mr. Hazen will be entitled to a base salary of $900,000 and will continue to be eligible to participate in the Company’s annual incentive bonus program with a target bonus of 100% of his base salary. For the fiscal year ending March 28, 2026, he will receive his long-term equity award in connection with the Company’s annual grant cycle, and it will consist of 50% time-based restricted stock units and 50% performance share units with an aggregate target value of $4.1 million. Mr. Hazen is also entitled to participate in the Company’s health and welfare benefit plans that are generally available to the Company’s executive officers.

In connection with the appointment of Mr. Hazen as Interim Chief Executive Officer, the Board had appointed Peter Starrett as Executive Chairman to assist in the transition. The Board has now determined that Mr. Starrett will continue to serve as Executive Chairman until December 31, 2025 to further assist in the transition process. Following December 31, 2025, it is the Board’s intention that Mr. Starrett will reassume his prior position as nonexecutive Chairman of the Board. Accordingly, Mr. Starrett will continue to be entitled to receive the Executive Chairman compensation described in the Form 8-K Amendment until December 31, 2025, and beginning on January 1, 2026, Mr. Starrett will receive the same compensation and benefits as the other non-employee directors serving on the Board.

Item 7.01 Regulation FD Disclosure.

On May 5, 2025, the Company issued a news release regarding the foregoing, a copy of which is included as Exhibit 99.1 attached hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated May 5, 2025.
Exhibit 104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: May 5, 2025	By:	/s/ James M. Watkins
Name: James M. Watkins
Title: Chief Financial Officer and Secretary